SUPPLEMENTAL AFFIDAVIT AND
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      SEABULK TRANSMARINE PARTNERSHIP, LTD.


         Originally filed with the Secretary of State on September 17, 1985.

         THE UNDERSIGNED Partners hereby make, acknowledge, and file this Certificate of Limited Partnership for SEABULK TRANSMARINE PARTNERSHIP, LTD., a Florida limited partnership, hereinafter referred to as the "Partnership".

         1.       Name of Partnership:    The name of the Partnership is SEABULK
TRANSMARINE PARTNERSHIP, LTD.

         2. Character of Business: The business and purpose of the Partnership is:

                  (a) To acquire title to the damaged tank vessel named "Fuji" (as may be renamed), to provide for its reconstruction into a self-propelled vessel and to provide for its management and operation;

                  (b) To purchase, construct, reconstruct, manage, operate, charter, lease or sell the damaged tank vessel named "Fuji" (as may be renamed);

                  (c) To engage in any and all maritime-related activities relating to the ownership, operation and use of the damaged tank vessel named "Fuji"; and

                  (d) To invest in stocks, bonds and securities, and to engage without limitation in the purchase and sale of, and dealing in, stocks, bonds, notes, and to open such checking and savings accounts with banking institutions as may be necessary to conduct the business of the Partnership.

         3. Location and Principal Place of Business: The principal place of business of the Partnership shall be located at 2200 Eller Drive, Fort Lauderdale, Florida 33316, or at such other place or places as the General Partner may from time to time determine.

         4.       Name and Place of Residence of Partners:

                  (a) The name and address of the General Partner is SEABULK TANKERS, LTD., 2200 Eller Drive, Fort Lauderdale, Florida 33316.

                  (b) The name and place of residence of the Limited Partners are as follows:


                            NAME                               ADDRESS
                    Hans J. Hvide                     2200 Eller Drive
                                                      Fort Lauderdale, FL 33316

                    J. Erik Hvide                     2200 Eller Drive
                                                      Fort Lauderdale, FL 33316

                    Seabulk America Partnership,      2200 Eller Drive
                    Ltd.                              Fort Lauderdale, FL 33316

                    Stolt Tankers (U.S.A.), Inc.      8 Sound Shore Drive
                                                      Greenwich, CT 06836

         5. Term: The Partnership and the limitation of liability of Limited Partners shall commence on the date of this Certificate. The Partnership shall continue until 2010, unless sooner terminated or unless as extended as provided in the Agreement of Limited Partnership.

         6. Contribution of Limited Partners: The Limited Partners shall contribute the amount of capital next to their respective names:

           Hans J. Hvide                                        $    7,367.18

           J. Erik Hvide                                        $    7,367.18

           Seabulk America Partnership, Ltd.                    $3,605,595.50

           Stolt Tankers (U.S.A.), Inc.                         $1,201,985.10

                            TOTAL:                              $4,822,314.96

     7.   Additional   Contributions:   The  Limited   Partners  shall  have  no
responsibility or liability for additional contributions to the capital of the Partnership, except in accordance with the Partnership Agreement.

         8. Return of Contributions: The initial contribution of each Partner is to be returned upon termination of the Partnership, if available.

         9. Division of Profits: Net profits and losses of the Partnership for any year shall be allocated to Partners in accordance with the Partnership Agreement.

         10. Assignee of Limited Partner: No limited partner shall have a right to assign any part of his partnership interest, except with the prior written consent of the General Partner and as provided in the Partnership Agreement.

     11. Additional Limited Partners: No additional Limited Partners may be admitted, except with the consent of the General Partner and in accordance with the Partnership Agreement.

         12. Right to Priority: No Limited Partner shall have the right to priority over any other Limited Partner with respect to contributions or with respect to compensation by way of income.

         13. Continuation of Business Partnership: In the event of the death, incompetency, bankruptcy or retirement of any General Partners, the business of the Partnership shall be continued by the remaining General Partners, if any, and if there are none, and if the Limited Partners do not admit a new General Partner or Partners to the Partnership, the business will not continue and the Partnership will terminate as provided in the Partnership Agreement.

         14. Return of Contribution Other Than Cash: No Limited Partner shall have the right to demand and receive property other than cash in return for his contribution.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the 26th day of September, 1990.

WITNESSES:                             GENERAL PARTNER:

_______________________                SEABULK TANKERS, LTD.
                                       By:  HVIDE MARINE TRANSPORT, INCORPORATED
                                            Its Sole General Partner

_______________________                By:_____________________________



                                       LIMITED PARTNERS:

------------------------               ---------------------------------
                                       HANS J. HVIDE

------------------------               ---------------------------------
                                       J. ERIK HVIDE

                                       SEABULK AMERICA PARTNERSHIP, LTD.
_________________________              By:  SEABULK TANKERS, LTD.
                                                Its Sole General Partner
                                       By:  HVIDE MARINE TRANSPORT, INCORPORATED
                                                Its Sole General Partner

__________________________             By: ________________________________


                                       STOLT TANKERS (U.S.A.), INC.
                                       By: Seabulk Tankers, Ltd.
                                           Sole General Partner of
                                           SEABULK AMERICA PARTNERSHIP, LTD.
                                           Attorney-In-Fact
__________________________             By:  Hvide Marine Transport, Incorporated
                                            Its Sole General Partner

__________________________             By: _________________________________

STATE OF FLORIDA                            )
                                            ) ss:
COUNTY OF BROWARD                           )


         SWORN TO BEFORE ME, the undersigned authority, personally appeared ___________________, the Vice President of HVIDE MARINE TRANSPORT, INCORPORATED, sole general partner of SEABULK TANKERS, LTD., personally known to me to be the person described in and who executed the foregoing instrument in such capacity, and he acknowledged before me that he executed the same for the uses and purposes in said instrument set forth and that same was the act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal as of the 26th day of September, 1990.


[SEAL]                                     _________________________________
                                           NOTARY PUBLIC






STATE OF FLORIDA                            )
                                            ) ss:
COUNTY OF BROWARD                           )


         SWORN TO BEFORE ME, the undersigned authority, personally appeared HANS
J. HVIDE (by Gene Douglas, his attorney-in-fact) and J. ERIK HVIDE, Limited Partners, personally known to me to be the persons described in and who executed the foregoing instrument, and they acknowledged before me that they executed the same for the uses and purposes in said instrument set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal as of the 26th day of September, 1990.


[SEAL]                                   _________________________________
                                         NOTARY PUBLIC

STATE OF FLORIDA                            )
                                            ) ss:
COUNTY OF BROWARD                           )


         SWORN TO BEFORE ME, the undersigned authority, personally appeared ___________________, the Vice President of HVIDE MARINE TRANSPORT, INCORPORATED, sole general partner of SEABULK TANKERS, LTD., sole general partner of SEABULK AMERICA PARTNERSHIP, LTD, (both for itself and as attorney-in-fact for Stolt Tankers (U.S.A.), Inc.) personally known to me to be the person described in and who executed the foregoing instrument in such capacity, and he acknowledged before me that he executed the same for the uses and purposes in said instrument set forth and that same was the act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal as of the 26th day of September, 1990.


[SEAL]                                  _________________________________
                                        NOTARY PUBLIC